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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                  FORM 8-K


                               CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of
                  the Securities and Exchange Act of 1934




    Date of Report (Date of earliest event reported):  September 15, 1995




                         FIRST LIBERTY FINANCIAL CORP.
           (Exact name of registrant as specified in its charter)



        Georgia                1-14417                   58-1680650
(State of Incorporation)(Commission File No.)(IRS Employer Identification No.)




                             201 Second Street
                            Macon, Georgia 31297
        (Address of principal executive offices, including zip code)


                               (912) 743-0911
            (Registrant's telephone number including area code)



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                            Exhibit Index on Page 3







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ITEM 5.  Other Events.

        On September 15, 1995, the Registrant issued the attached press release announcing the completion of its acquisition of Tifton Banks, Inc. on that date.


        Pursuant to the filing requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          FIRST LIBERTY FINANCIAL CORP.
                                          Richard A. Hills, Jr.
                                          -----------------------------
                                          Richard A. Hills, Jr.
                                          Executive Vice President
                                          and General Counsel


Date:  September 25, 1995

















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                              INDEX OF EXHIBITS



   Exhibit No.                   Description                     Page No.


      99                         Press Release                      4




































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First Liberty
Financial Corp.
                                                       News Realease


For more information contact:
David L. Hall
Executive Vice President
and Chief Financial Officer
(912) 743-0911


                          FIRST LIBERTY COMPLETES ACQUISITION
                            OF TIFTON BANK & TRUST COMPANY;
                         SERIES B PREFERRED STOCK TO BE LISTED
                                ON NASDAQ SMALLCAP MARKET


Macon, Georgia, September 15 -- First Liberty Financial Corp. (Nasdaq:FLFC), the holding company for First Liberty Bank, announced that today it completed the acquisition of Tifton Banks, Inc., the holding company for Tifton Bank & Trust Company in Tifton, Georgia, and the merger of that bank into First Liberty Bank. Tifton Bank & Trust had assets of $50 million and deposits of $44 million.

Commenting on the announcement, Harold G. Harper, Tifton Bank & Trust's Chairman, said "We are proud of the bank we've built here in Tifton and know it will be even better as the result of joining forces with First Liberty."

Gary P. Hall, formerly the chief executive officer of the Tifton bank, who will stay on with First Liberty as its City President, added "We are all excited about being part of the First Liberty team and continuing to provide banking services in this community. This partnership will offer some real benefits to our customers."

First Liberty's President and Chief Executive Officer Robert F. Hatcher said "We began working on this transaction in partnership with the board of directors of Tifton Bank & Trust back in the Spring and are happy to have it completed. Those board members will serve on our Tifton Community Board of Directors, and we look forward to working with them and the Tifton employees in continuing to provide first class banking services to our customers."


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Including the two former Tifton Bank & Trust offices, First Liberty now operates 29 banking offices in Middle, Coastal and South Georgia, a loan production office in Atlanta, and owns a mortgage banking company, Liberty Mortgage Corporation, which operates throughout Georgia, and through correspondent relationships in several other southeastern states.

The company also announced that it had received Nasdaq approval to list its Series B 6.0% Cumulative Convertible Preferred Stock on the Nasdaq SmallCap Market, where it will trade under the symbol FLFCO. First Liberty common stock is traded on the Nasdaq Stock Market under the symbol FLFC.


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